Exhibit 10.20

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------



          This Amended and Restated Employment Agreement (this "Agreement") is entered into as of March 1, 1996, by and between Saks & Company ("Employer") and

Rosemarie Bravo ("Employee").


          WHEREAS, Employer and Employee are party to a certain Employment

Agreement, dated as of September __, 1992 (the "Old Employment Agreement"); and


          WHEREAS, Employer and Employee desire to amend certain provisions of the Old Employment Agreement;


          NOW, THEREFORE, the parties hereto, intending to be legally bound,

hereby agree that, effective as of March 1, 1996, the terms and provisions of the Old Employment Agreement be and they hereby are amended and restated in their entirety as set forth below:


          l.   Position; Commencement.  Employee shall serve under this
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Agreement as President of Employer.  Employee shall devote her best efforts and all her business time and attention to the performance of her duties hereunder.

Employment shall be principally at Employer's offices in New York City, except for business travel.

          2.   Compensation.  For services performed, Employer agrees to pay,
               ------------

and Employee agrees to accept, salary, payable semi-monthly, at the annual rate of $750,000.00.  Employee shall be entitled to a performance and salary review in April, 1997, and annually thereafter, and to receive bonus payments at the discretion of the board of directors of Employer.  In addition, Employee shall be entitled to participate in all of Employer's bonus and benefit plans applicable to, and to the same extent as, Employer's other similarly situated officers, according to the terms of those plans, provided that Employee's right to participate in such plans shall not affect Employer's right to amend or terminate the general applicability of such plans, and provided further that

Employee shall be entitled to four (4) weeks vacation per year.


          3.   Taxes.  Federal, state and local income taxes shall be withheld
               -----

on all cash and in-kind payments made by Employer to Employee in accordance with applicable tax laws and regulations.


          4.   Termination.  The provisions of this Paragraph 4 shall apply upon
               -----------

termination of Employee's employment hereunder. The phrase "Standard Termination

Amounts" shall mean, as of the date of termination of Employee's employment hereunder, pro-rated as appropriate, the following: earned but unpaid salary;

unreimbursed normal business expenses; and unpaid or unreimbursed



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



bonus payments and benefits under, and in accordance with the terms of,

applicable bonus and benefit plans.


               A.   Death.  In the event of Employee's death, all provisions of
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this Agreement shall terminate, except the right of her estate or her beneficiaries to receive the Standard Termination Amounts.


               B.   Disability.  In the event of Employee's failure to render
                    ----------

services to Employer for a continuous period of six months on account of physical or mental disability, Employer may terminate this Agreement in which event all provisions of this Agreement shall terminate except the provisions of

Paragraph 5 hereof. However, this will not affect Employee's right or the right of Employee's estate or beneficiaries to receive any Standard Termination

Amounts.


               C.   Retirement.  In the event of Employee's retirement at
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Employer's normal retirement age, which is age 65, or earlier retirement with the consent of the Board, all provisions of this Agreement shall terminate except the provisions of Paragraph 5 hereof. However, this will not affect

Employee's right or the right of Employee's estate or beneficiaries to receive any Standard Termination Amounts.


               D.   By Employer.  In the event Employer terminates Employee's
                    -----------

employment for any reason other than for death, disability, retirement, or cause

(as defined in 4.E.



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



hereof), all provisions of this Agreement shall terminate except the provisions of Paragraph 5 hereof and Employee's right or the right of Employee's estate or beneficiaries to receive any Standard Termination Amounts. In addition, Employer shall, in such event, pay to Employee, within thirty (30) days of the date of such termination, an amount in cash equal to two times Employee's annual base salary as then in effect, without deduction or offset except as provided in paragraph 3 hereof. In the event that Employer assigns to Employee duties inconsistent with her status as a senior executive officer of Employer or in the event that there is a substantial adverse alteration in the nature or status of her responsibilities, if Employee terminates her employment within three (3)

months thereafter Employer shall be deemed to have terminated Employee's employment without cause, and Employee shall be entitled to the payment provided for in the preceding sentence.


               E.   By Employee, or by Employer for Cause.  In the event that
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Employee voluntarily terminates employment or if Employer terminates Employee's employment for cause, all provisions of this Agreement shall terminate, except the provisions of Paragraph 5 hereof and Employee's right, or the right of

Employee's estate or beneficiaries, to receive any Standard Termination Amounts.

Termination by Employer for "cause" shall mean termination by action of Employer because of serious, willful misconduct by Employee as, for example, the commission by



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



Employee of a felony arising from specific conduct of Employee which reasonably relates to Employee's qualification or ability (personal or professional) to perform Employee's duties hereunder or a perpetration by Employee of a common law fraud against Employer. In the event of a termination under this Paragraph

4.E., Employer shall promptly give Employee a written notice specifying the grounds for Employer's determination of misconduct.


          5.   Confidential Information.  Employee agrees to keep confidential
               ------------------------

and not disclose (either directly or indirectly), and Employer may enjoin

Employee from disclosing, any confidential information concerning Employer to any third party, including, without limitation, any business competing with

Employer. For purposes of the foregoing, "confidential information" does not include information that (i) is or becomes generally available to the public other than as a result of disclosure by Employee or (ii) is or becomes available to a third party from a source other than Employee which source, to Employee's best knowledge, did not violate any contractual or common law obligation to

Employer by making available such information.


          6.   Construction and Amendment.  This Agreement contains all of the
               --------------------------

material terms and conditions governing Employer's continuing employment of

Employee, and shall supersede any and all prior oral and written understandings and agreements



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



and all contemporaneous oral understandings and agreements between Employer and

Employee  In this respect, Employee acknowledges and agrees that Employer's sole obligations to Employee with respect to the future termination of Employee's employment by Employer (for whatever reason and under whatever circumstances)

are as set forth in this Agreement. No amendment of the terms and conditions of this Agreement shall be effective unless agreed to in writing by Employer and

Employee. If any provision of this Agreement shall be held unenforceable, the enforceability of the remaining provisions hereof shall not be affected. This

Agreement shall be construed in accordance with and governed by the laws of the

State of New York, applicable to agreements made and to be enforced in that state.


          7.   Binding Effect.  This Agreement shall be binding upon and inure
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to the benefit of Employer, its successors and assigns, and Employee and

Employee's heirs, executors, administrators, and legal representatives.

Employee's rights and benefits under this Agreement are personal, and, except as otherwise provided herein, no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer without the prior written consent of Employer.


          8.   Notice.  Any notice or other communication required or permitted
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under this Agreement shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent postage prepaid by registered,

certified or



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



express mail or sent by reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed,

three days after mailing (one business day in the case of express mail or overnight courier service), to the address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the other party:


          If to Employer:     Saks & Company

                              12 East 49th Street

                              New York, New York 10017



                              Attn:  Chairman of the Board

          If to Employee:     Ms. Rosemarie Bravo

                              ____________________

                              ____________________

                              ____________________



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



     IN WITNESS WHEREOF, Employer and Employee have signed this Agreement.



                              SAKS & COMPANY



                              By:  /s/ Philip B. Miller
                                   ----------------------
                                   Title:

Agreed to and Accepted:


/s/ Rosemarie Bravo
- ----------------------
Rosemarie Bravo



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